EXHIBIT 10.4

MANAGING AND OPERATING AGREEMENT.

This agreement is executed today September 21, 2006 between: Fuego Entertainment Media Group, LLC a Florida Limited Liability Corporation, from hereon refer as: (FEML), and Fuego Entertainment Inc from hereon refer as: (FEI), A State of Nevada Corporation.

WHEREAS: Under the term of the Lease Management Agreement (LMA) and Purchase Option dated September 20th. 2006; FEML holds an LMA for the operations of KVPX, channel 28, in Las Vegas, Nevada.

WHEREAS:, FEI, desires to take position of the management and operation of the above mentioned TV stations, to broadcast its programming and the sale of advertising time to which FEML agrees.

WHEREAS: FEI, acquires the Purchase Option of said TV Stations at no extra cost and under the same conditions stipulated in the agreement between FEML and Mako Communications, LLC herein attached as exhibit “A” to which, FEML, agrees.

NOW, THERFORE, for the consideration of the mutual agreement the contained herein, the parties have agreed to the following.

That FEI will manage and operate the above mentioned TV stations for the sole purpose of broadcasting its Fuego TV programming as part of FEI, Fuego TV Network. FEI.
 FEI will have full and exclusive control of the TV Stations advertising inventory.

CONDITIONS: FEI will pay FEML, 25% of the gross revenues generated from the sale of the advertising inventory.

TERM: This agreement should be for the same term stipulated in the agreement between, FEML and Mako Communication, LLC, unless FEI exercises the Purchase Option Agreement, at which time this agreement will no longer be affective.

ADITIONAL AGREEMENTS:

FMI should perform in accordance to all conditions stipulated in the agreement between FEML and Mako Communications, LLC with the exception of the financial obligations stipulated in that agreement to which FEI assumes no responsibility as these obligation and liabilities are the sole responsibility of FEML.

Indemnification: Warranty. FEML will hold FEI harmless against all liability, including resulting from FEML default of its agreement with Mako Communication, LLC any misrepresentation or breach of any covenant, warranty or any agreement related to third parties no mentioned herein but related to this agreement or any other agreement or agreements related to the TV stations herein mentioned, any legal fees, for libel, slander, illegal competition, any violation of FCC rules, regulation and policies, monetary sanctions imposed by the FCC.

THIS REPRESENTS THE ENTIRE AGREEMENT; this agreement represents the mutual understanding between the parties.

RELATIONSHIP OF THE PARTIES: FEML and FEI, shall not be deemed to be partners.

Signed and Agreed by:

For FEML
By: /s/ Hugo M. Cancio
Hugo M. Cancio

Title: President & CEO

For FEI
By: /s/ Hugo M. Cancio
Hugo M. Cancio

Title: President & CEO